UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2026

ARAX HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	333-185928	99-0376721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

820 E Park Ave, F Ste. 100 Tallahassee, Florida	32301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 850 254 1161

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

ARAX Holdings Corp. (“ARAX” or the “Company”) provides the following update regarding ongoing infrastructure deployment and ecosystem expansion activities across its Core Settlement Network.

Expansion of Ping Exchange Market Infrastructure

The Company is currently deploying a significant update to its Ping Exchange platform. The update expands the platform beyond digital asset trading to include additional market infrastructure designed to support:

•	Digital Commodities
•	Digital Foreign Exchange markets
•	Digitized Stock and Other Tradable Financial instruments

These enhancements are intended to extend Ping Exchange from a digital asset trading venue into a broader multi-asset market infrastructure environment.

In connection with this development, the Company has initiated the process of tokenizing shares of ARAX Holdings Corp., which are expected to be the first digitized equity instruments introduced on the Ping Exchange platform, subject to applicable regulatory and technical requirements.

The Company is also actively engaged in tokenization initiatives within the precious metals sector, focused on digitizing select commodity assets for potential integration into its market infrastructure.

Wall Money Hybrid Self-Custodial Banking Platform

ARAX is preparing for a phased release of its Wall Money platform, which is designed as a hybrid self-custodial banking environment.

The platform integrates:

•	self-custodial digital asset functionality through the CorePass identity and wallet infrastructure
•	traditional banking rails
•	debit card connectivity supporting Visa and UnionPay networks.

Wall Money is intended to function as an access layer to the Company’s broader settlement infrastructure, enabling interaction between fiat accounts, digital assets, and programmable payment services.

Integration of BaaP Connectors and Settlement Network

The Company continues to deploy connectors built on its Blockchain-as-a-Platform (“BaaP”) infrastructure. These connectors link identity, market, payment, and settlement components across the Core ecosystem.

Upon completion of current deployment stages, the Company expects the network to operate as a fully integrated settlement architecture supporting the transfer of value across multiple asset classes rather than operating solely as a currency trading system.

Management Commentary

Michael Loubser, Chief Executive Officer of ARAX Holdings Corp., stated:

“The future of financial infrastructure is not defined by faster payments alone, but by the convergence of data settlement and value settlement. When identity, execution, and ownership move together, friction disappears and entirely new economic models become possible.”

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially. Factors that may affect future results include regulatory developments, market conditions, technical deployment timelines, and third-party approvals, including banking and platform integrations.

The Company undertakes no obligation to update forward-looking statements except as required by law.

While the Company is currently delinquent in certain SEC filings due to ongoing efforts to complete its audits, which are nearing finalization, ARAX continues to diligently work on furthering its business objectives, including developing innovative Use Cases for its Blockchain as a Platform (BaaP) technology, expanding revenue streams, and enhancing shareholder value.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this Report will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Investor@arax.cc

Arax Holdings Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arax Holdings Corp.

Dated: February 9, 2026	By:	/s/ Michael P. Loubser
Michael P. Loubser
Chief Executive Officer